UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 24, 2026

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610, Aventura, FL 33180

(Address of principal executive offices and zip code)

(408) 467-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The Nasdaq Global Market
Series C Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2026, Immersion Corporation (the “Company” or “Immersion”) received an additional delinquency notice (the “Staff Determination Letter’) from the Nasdaq Listing Qualifications Staff based on the Company’s failure to file its Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2026 indicating that such failure to file, in addition to its failure to file the Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2025 and October 31, 2025, with the Securities and Exchange Commission (the “SEC”) on a timely basis, could serve as an additional basis for delisting from the Nasdaq.

The Staff Determination Letter has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s securities. The Company requested a hearing before the Nasdaq Hearings Panel (“Hearings Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series to request additional time to comply with the Nasdaq Listing Rules, which was held on March 26, 2026. There can be no assurance that the Hearings Panel will grant the Company’s requests for additional time.

The Company filed its Annual Report on Form 10-K for the fiscal year ended April 30, 2025, and its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025, with the SEC on March 12, 2026 and March 26, 2026, respectively. The Company is working diligently to complete the necessary work to file the Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2025 and January 31, 2026 as soon as practicable to regain compliance with the Nasdaq Listing Rules.

Item 7.01 Regulation FD Disclosure.

On March 27, 2026, the Company issued a press release related to the information described in Item 3.01 above. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On March 27, 2026, the Company announced that its Board of Directors (the “Board”) declared a quarterly cash dividend of $0.075 per share on the Company’s outstanding common stock payable, subject to any prior revocation, on May 1, 2026, to stockholders of record on April 20, 2026. Future dividends will be subject to further review and approval by the Board in accordance with applicable law. The Board reserves the right to declare, adjust or withdraw quarterly dividends in future periods as it reviews the Company’s capital allocation strategy from time-to-time.

Forward-Looking Statements

Certain statements made in this report constitute forward-looking statements within the meaning of the federal securities laws. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements. For example, forward-looking statements include, without limitation, statements regarding the Company’s anticipated filing of its delayed reports. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and are subject to risks described from time to time in the Company’s periodic filings with the SEC. The forward-looking statements included in this report are made only as of the date of this report, and, unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits.

No.	Description
99.1	Press Release, dated March 27, 2026.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	March 27, 2026	By:	/s/ J. Michael Dodson
		Name:	J. Michael Dodson
		Title:	Chief Financial Officer